UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2011 (July 18, 2011)
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-52584	20-1132959
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
33583 Woodward Avenue, Birmingham, Michigan 48009
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 723-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Birmingham Bloomfield Bancshares, Inc. (the “Company”) announced the appointment of John C. Hamaty, Barbara Rom, and Joseph A. Ahern as directors of the Company and Bank of Birmingham (the “Bank”) effective July 18, 2011. Mr. Hamaty has been with ND Industries, a manufacturer of adhesives, since 2002 and serves as its president. Ms. Rom retired in 2009 after 37 years of legal practice, most recently as the attorney-in-charge of Pepper Hamilton’s Detroit, Michigan office. Ms. Rom concentrated her practice in workouts, bankruptcy, insolvency and commercial litigation. Mr. Ahern is a named partner with the law firm of Ahern Fleury and previously was a partner with the firm of Stark Reagan where he was employed from 1985 to 2009. Mr. Ahern’s specializes in all facets of business law. Mr. Ahern has also served as a mutual fund director for approximately 15 years. Each of the new directors is also a resident of either Birmingham or Bloomfield Hills, Michigan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
Dated: July 20, 2011	By:	/s/Robert E. Farr
Robert E. Farr
President and Chief Executive Officer